Exhibit 4.1
EXECUTION COPY

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION
to
CHEMICAL BANK, Trustee.

Indenture

Dated as of December 15, 1987

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION
Reconciliation and Tie Between
Trust Indenture Act of 1939 and Indenture */

Trust Indenture
Act Section		Indenture Section
§ 310	(a) (l)	609
	(a) (2)	609
	(a) (3)	Not Applicable
	(a) (4)	Not Applicable
	(b)	608
		610
§ 311	(a)	613 (a)
	(b)	613 (b)
	(b) (2)	703 (a) (2)
		703 (b)
§ 312	(a)	701
		702 (a)
	(b)	702 (b)
	(c)	702 (c)
§ 313	(a)	703 (a)
	(b)	703 (b)
	(c)	703 (a)
		703 (b)
	(d)	703 (d)
§ 314	(a)	704
	(b)	Not Applicable
	(c) (l)	102
	(c) (2)	102
	(c) (3)	Not Applicable
	(d)	Not Applicable
	(e)	102
§ 315	(a)	601 (a)
	(b)	602
		703 (a) (6)
	(c)	601 (b)
	(d)	601 (c)
	(d) (l)	601 (a) (1)
	(d) (2)	601 (c) (2)
	(d) (3)	601 (c )(3)
	(e)	510
§ 316	(a)	101
	(a)(1)(A)	502
		507
	(a) (l) (B)	508
	(a) (2)	Not Applicable
	(b)	511
§ 317	(a) (l)	503
	(a) (2)	505 (a)
	(b)	1003
§ 318	(a)	108

*/	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS */

*/	This table of contents shall not, for any purpose, be deemed to be part of the Indenture.

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		Page

SECTION 610.	Resignation and Removal; Appointment of Successor	80
SECTION 611.	Acceptance of Appointment by Successor	82
SECTION 612.	Merger, Conversion, Consolidation or Succession to Business	83
SECTION 613.	Preferential Collection of Claims Against Company	84
SECTION 614.	Judgment Currency	89
SECTION 615.	Appointment of Authenticating Agent	89

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee and Company

SECTION 701.	Company To Furnish Trustee Names and Addresses of Holders	92
SECTION 702.	Preservation of Information; Communications to Security Holders	92
SECTION 703.	Reports by Trustee	94
SECTION 704.	Reports by Company	96

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.	Company May Consolidate, etc., Only on Certain Terms	97
SECTION 802.	Successor corporation Substituted	98
SECTION 803.	Limitation on Lease of Properties as Entirety	98

ARTICLE NINE

Supplemental Indentures

SECTION 901.	Supplemental Indentures Without Consent of Security Holders	98

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		Page

SECTION 1103.	Selection by Trustee of Securities To Be Redeemed	111
SECTION 1104.	Notice of Redemption	112
SECTION 1105.	Deposit of Redemption Price	113
SECTION 1106.	Securities Payable on Redemption Date	113
SECTION 1107.	Securities Redeemed in Part	114

ARTICLE TWELVE

Meetings of Holders of Securities

SECTION 1201.	Purposes for Which Meetings May Be Called	115
SECTION 1202.	Call, Notice and Place of Meetings	115
SECTION 1203.	Persons Entitled To Vote at Meetings	116
SECTION 1204.	Quorum; Action	116
SECTION 1205.	Determination of Voting Rights; Conduct and Adjournment of Meetings	117
SECTION 1206.	Counting Votes and Recording Action of Meeting	118

ARTICLE THIRTEEN

Sinking Funds

SECTION 1301.	Applicability of Article	119
SECTION 1302.	Satisfaction of Sinking Fund Payments with Securities	120
SECTION 1303.	Redemption of Securities for Sinking Fund	120

ARTICLE FOURTEEN

Sundry Provision

SECTION 1401.	Execution in Counterparts	121

     INDENTURE, dated as of December 15, 1987, between NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association (herein called the “Company”), having its principal executive office and mailing address at 1115 30th Street, N.W., Washington, D.C. 20007 and CHEMICAL BANK, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee”), having its corporate trust office at 55 Water Street, New York, New York 10041 (Attention of Corporate Trustee Administration Department).
RECITALS OF THE COMPANY
          WHEREAS the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided; and
          WHEREAS all acts necessary to make the Securities and any coupons appertaining thereto, when executed by the Company, authenticated and delivered by the Trustee and issued, the valid obligations of the Company, and to constitute this Indenture a valid instrument for the security of the Securities and any coupons appertaining thereto, in accordance with its and their terms, have been done.
          NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE ONE
Definitions and Other Provisions
of General Application
          SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and
     (4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
          Certain terms, used principally within an Article of this Indenture, may be defined in that Article.
          “Act”, when used with respect to any Holder, has the meaning specified in Section 104.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 615 to act on behalf of the Trustee to authenticate securities of one or more series.
          “Authorized Newspaper” means a newspaper of general circulation in the place of publication, printed in the official language of the country of publication and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are authorized or required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.
          “Bearer Security” means any Security payable to the bearer thereof (including without limitation any Security in temporary or definitive global bearer form).
          “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day”, when used with respect to any Place of Payment or place of publication, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or place of publication are authorized or obligated by or pursuant to law, regulation or executive order to close or as specified for a series of Securities pursuant to Section 301 or as specified for any Security in such Security.
          “Capital Term Certificate” means a note of the Company substantially in the form of the capital term certificates outstanding on the date of execution and delivery of this Indenture and any other Indebtedness of the Company having substantially similar provisions as to subordination as those contained in said outstanding capital term certificates.
          “CEDEL S.A.” means Centrale de Livraison de Valeurs Mobilieres S.A.
          “Collateral Trust Bonds” means the bonds issued by the Company pursuant to an indenture dated as of December 1, 1972 (and all supplemental indentures thereto), between the Company and Manufacturers Hanover Trust, as trustee.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
          “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.
          “Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by its Governor, Chairman of the Board, Vice Chairman of the Board, President, Finance Officer or one of its Vice Presidents, and by its Treasurer, Secretary, or one of its Assistant Treasurers or Assistant Secretaries, and delivered to the Trustee.
          “Component Currency” has the meaning specified in Section 311(i).
          “Conversion Date” has the meaning specified in Section 311(e).
          “Conversion Rate” has the meaning specified in Section 614.
          “Corporate Trust Office” means the principal office of the Trustee at which at any particular time corporate trust business of the Trustee shall be principally administered; which office at the date of this Indenture is located at 55 Water Street, New York, New York, Attention: Corporate Trustee Administration Department.

          “corporation” shall include any cooperative association, voluntary association, joint stock company, business trust or similar organization.
          “Coupon” or “coupon” means any interest coupon appertaining to a Bearer Security or Partially Registered Security.
          “Defaulted Interest” has the meaning specified in Section 307.
          “Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
          “Dollar Determination Agent” means a New York clearing house bank appointed by the Company.
          “Dollar Equivalent of the Currency Unit” has the meaning specified in Section 311(h).
          “Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 311(g).
          “ECU” means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.
          “Euro-clear” means the operator of the Euro-clear System.
          “European Communities” means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.
          “Event of Default” has the meaning specified in Section 501.
          “Exchange Rate Agent” means the entity appointed by the Company. An Exchange Rate Agent may be authorized in advance or from time to time by the Company. Any rate determination required by the terms of this Indenture to be made by the Company or the Exchange Rate Agent shall be conclusive and binding on all Holders, the Company and the Trustee, and neither the Company nor any Exchange Rate Agent shall be liable therefor in the absence of bad faith.
          “Exchange Rate Officer’s Certificate” means a tested telex or a certificate setting forth (i) the applicable Official Currency Unit Exchange Rate and (ii) the Dollar or Foreign Currency or currency unit amounts of principal, premium, if any, and interest, if any, respectively (on an aggregate basis and on the basis of a Security having a principal amount of 1,000 in the relevant currency unit), payable on the basis of such Official Currency Unit Exchange Rate, sent (in the case of a telex) or executed (in the case of a certificate) by the Treasurer or any Assistant Treasurer of the Company and delivered to the Trustee; such tested telex or certificate need not comply with Section 102.
          “Foreign Currency” means a currency issued by the government of any country other than the United States of America.
          “Fully Registered Security” means any Security registered in the Security Register as to principal and interest, if any.
          “Holder” or “holder” when used with respect to a Registered Security, means the Person in whose name at the time a particular Registered Security is registered in the Security Register and, with respect to a Bearer Security and/or Coupon, means the bearer thereof.
          “Indebtedness” of the Company means
     (1) all indebtedness which would appear as indebtedness on a balance sheet of the Company prepared in accordance with generally accepted accounting principles (i) for money borrowed, (ii) which is evidenced by securities sold for money or (iii) which constitutes purchase money indebtedness;
     (2) all such indebtedness guaranteed, directly or indirectly, in any manner by the Company, or in effect guaranteed, directly or indirectly, by the Company through an agreement, contingent or otherwise, to purchase indebtedness, or to purchase goods, supplies or services primarily for the purpose of enabling the debtor to make payment of the indebtedness or of assuring the owner of the indebtedness against loss, or to supply funds to or in any other manner invest in the debtor, or otherwise;
     (3) all such indebtedness of others for the payment or purchase of which the Company has agreed, contingently or otherwise, to advance or supply funds;

     (4) all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance upon property owned by the Company, even though the Company has not assumed or become liable for the payment of such indebtedness; and
     (5) all indebtedness of the Company created or arising under any conditional sale or other title retention agreement (including any lease in the nature of a title retention agreement) with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property), but only to the extent that such property is included as an asset on the balance sheet of the Company;
provided that, in computing the “Indebtedness” of the Company, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust money (or evidences of such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness, and thereafter such money and evidences of indebtedness so deposited shall not be included in any computation of the assets of the Company and provided further that no provision of this definition shall be construed to include as “Indebtedness” of the Company any indebtedness by virtue of any agreement by the Company to advance or supply funds to Members.
          “Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.
          “interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.
          “Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.
          “Market Exchange Rate” has the meaning specified in Section 311(i).
          “Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
          “Member” means any Person which is a member or patron of the Company, or any Person which at any time has been or is eligible to borrow from REA under the Rural Electrification Act of 1936, as from time to time in effect.
          “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the Governor, the President, the Finance Officer or a Vice President, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Trustee.
          “Official Currency Unit Exchange Rate” means with respect to any payment to be made hereunder, the exchange rate between the relevant currency unit and the currency or currency unit of payment calculated by the Exchange Rate Agent for the Securities of the relevant series (in the case of ECU, reported by the Commission of the European Communities and currently based on the rates in effect at 2:30 p.m., Brussels time, on the exchange markets of the Component Currencies of ECU), on the Business Day (in the city in which such Exchange Rate Agent has its principal office) immediately preceding delivery of any Exchange Rate Officer’s Certificate.
          “Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be counsel for the Company.
          “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.
          “Outstanding” or “outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except :
          (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancelation;

     (ii) Securities for whose payment or redemption money (including securities) in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
     (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by an bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Outstanding Securities or the number of votes entitled to be cast by each Holder of a Security in respect of such Security at any such meeting (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, (ii) the principal amount of a Security denominated in a Foreign Currency or currency unit shall be the Dollar equivalent (as determined by the Exchange Rate Agent or the Company, in good faith) as of the date of original issuance of such Security (or any Predecessor Security), of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent (as determined by the Exchange Rate Agent or the Company, in good faith) of the amount determined as provided in (i) above) of such Security, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
          “Partially Registered Security” means any Security registered in the Security Register as to principal only.
          “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified in accordance with Section 301.
          “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in lieu of a mutilated, lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.
          “REA” means the Rural Electrification Administration of the Department of Agriculture of the United States of America or if at any time after the execution of the Indenture said Administration is not existing and performing the duties now assigned to it, then the body performing such duties at such time.
          “Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price”, when used with respect to any Security to be redeemed, means the price in the currency or currency unit in which such Security is payable, at which it is to be redeemed pursuant to this Indenture.
          “Registered Security” means any Fully Registered Security or any Partially Registered Security (including without limitation any Security in temporary or definitive global registered form).
          “Regular Record Date” for the interest payable on any Interest Payment Date on the Fully Registered Securities of any series means the date specified for that purpose as contemplated by Section 301, which date shall be, unless otherwise specified pursuant to Section 301, the fifteenth day preceding such Interest Payment Date, whether or not such day shall be a Business Day.
          “Required Currency” has the meaning specified in Section 116.
          “Responsible Officer” when used with respect to the Trustee means the chairman or vice chairman of the board of directors or trustees, the chairman or vice chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the comptroller and any assistant comptroller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
          “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.
          “Specified Amount” has the meaning specified in Section 311(i).

          “Stated Maturity”, when used with respect to any Security or any installment of interest thereon, including payment of a Coupon, means the date specified in such Security or in such Coupon as the fixed date on which the principal of such Security or such installment of interest on such Security or such Coupon is due and payable.
          “Superior Indebtedness” of the Company means all Indebtedness of the Company other than Capital Term Certificates.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
          “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed.
          “United States” means the United States of America (including the states and the District of Columbia), its territories, possessions, and other areas subject to its jurisdiction.
          “United States Alien” means any person who, for United States Federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.
          “Valuation Date” has the meaning specified in Section 311(e).
          “Vice President”, when used with respect to the Company or the Trustee means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
          SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the

Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
          SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          SECTION 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Twelve, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instruments or records, or both, are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the

Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1206.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other, manner which the Trustee deems sufficient.
          (c) The amount of Bearer Securities held by any Person executing any such instrument or writing as a Holder of such Bearer Securities, and the number of such Bearer Securities, and the date of his holding the same, may be proved by the production of such Securities or by a certificate executed as depository by any trust company, bank, banker or member of a national securities exchange (wherever situated), if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depository, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as a Holder of such Bearer Securities, if such certificate or affidavit is satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced by some other Person, or (3) such Bearer Security is registered as to principal or is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding.
          (d) The fact and date of execution of any such instrument or writing pursuant to clause (c) above, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this clause.
          (e) The principal amount and serial numbers of Registered Securities held by any Person and the date of holding the same shall be proved by the Security Register.
          (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of a Holder of any Security shall bind every future Holder of the same Security and/or Coupon and the Holder of every Security and/or Coupon issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security and/or Coupon.
          (g) Whenever any Act is to be taken hereunder by the Holders of two or more series of Securities denominated in different currencies (currency units), then, for the purpose of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a Foreign Currency (or any currency units) shall be deemed to be the Dollar equivalent (as determined by the Exchange Rate Agent or the Company, in good faith) as of the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent (as determined by the Exchange Rate Agent or the Company, in good faith) of the amount of principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 502) of such Security.
          (h) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
          SECTION 105. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Finance Officer or at any other address previously furnished in writing to the Trustee by the Company for such purpose.
          SECTION 106. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event,
     (1) such notice shall be sufficiently given to Holders of Registered Securities (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and
     (2) such notice shall be sufficiently given to the Holders of Bearer Securities (unless otherwise herein expressly provided or unless otherwise specified in such Securities) if published once in an Authorized Newspaper in New York City and London and mailed to such Persons whose names and addresses were previously filed with the Trustee (hereinafter referred to as “Notice by Publication”).
          Where this Indenture provides for notice in any manner, such notice may be waived by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of Registered Securities shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any Notice by Publication to Holders of Bearer Securities, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.
          In case, by reason of suspension of publication or any other cause, it shall be impracticable to publish a notice in any Authorized Newspaper or Authorized Newspapers as provided in any provision of this Indenture, then (notwithstanding such provision) such other publication or notification as shall be made with the approval of the Trustee shall constitute sufficient publication of such notice. Neither failure to give Notice by Publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Securities given as provided above, or of any effective Notice by Publication given to other Holders of Bearer Securities.
          SECTION 107. Language of Notices, etc. Except as otherwise expressly provided herein, any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

          SECTION 108. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
          SECTION 109. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 110. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
          SECTION 111. Separability Clause. In case any provision in this Indenture or in the Securities or Coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 112. Benefits of Indenture. Nothing in this Indenture or in the Securities or Coupons, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities and Coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          SECTION 113. Governing Law. This Indenture and the Securities and Coupons shall be governed by and construed in accordance with the laws of the State of New York.
          SECTION 114. Legal Holidays. Except as otherwise specified as contemplated by Section 301, in any case where any Interest Payment Date, Redemption Date or the Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities or Coupons, if any) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

          SECTION 115. Moneys of Different Currencies To Be Segregated. The Trustee shall segregate moneys, funds and accounts held by the Trustee hereunder in one currency (or unit thereof) from any moneys, funds or accounts in any other currencies (or units thereof), notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.
          SECTION 116. Payment To Be in Proper Currency. In the case of any Security denominated in any particular currency or currency unit (the “Required Currency”), except as otherwise provided herein, therein or in or pursuant to the related Board Resolution or supplemental indenture or applicable law, the obligation of the Company to make any payment of principal, premium or interest thereon shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency or currency unit other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is made in other than the Required Currency, the Trustee may take such reasonable actions as it, in good faith, considers appropriate to exchange such other currency or currency unit for the Required Currency. Provided the Trustee has so acted, the costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company and the Company shall remain fully liable for any shortfall or delinquency in the full amount of the Required Currency then due and payable and in no circumstances shall the Trustee be liable therefor. The Company hereby waives (to the fullest extent permitted by law) any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of the Required Currency then due and payable.
ARTICLE TWO
Security Forms
          SECTION 201. Forms Generally. The Securities of each series and the Coupons, if any, to be attached thereto shall be in substantially the forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or to conform to any usage in respect thereof, or as may, consistently herewith, be determined by the Board of Directors or by the officers executing such Securities and Coupons, if any, as evidenced by their execution of the Securities and Coupons, if any. If the forms of Securities of any series is established by, or by action taken pursuant to, a Board Resolution, a copy of the Board Resolution together with an appropriate record of any action taken pursuant thereto, which Board Resolution or record of such action shall have attached thereto a true and correct copy of the forms of Security approved by or pursuant to such Board Resolution, shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.
          The definitive Securities and Coupons shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or Coupons, as evidenced by their execution of such Securities or Coupons.
          SECTION 202. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:
          This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

[full name of Trustee] as Trustee
By
Authorized [Officer] [Signatory]

          SECTION 203. Securities in Global Form. If Securities of a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (8) of Section 301 and the provisions of Section 302, such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in definitive global bearer form in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.
          The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.
          Notwithstanding the provisions of Section 201 and 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and any interest on any Security in definitive global form shall be made to the Person or Persons specified therein.
          Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat a Person as the Holder of such principal amount of Outstanding Securities represented by a definitive global Security as shall be specified in a written statement of the Holder of such definitive global Security or, in the case of a definitive global Security in bearer form, of Euro-clear or CEDEL S.A. which is produced to the Trustee by such Person.
ARTICLE THREE
The Securities
          SECTION 301. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
          The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,
     (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);
     (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which pursuant to Section 303 are deemed never to have been authenticated and delivered hereunder);
     (3) the date or dates on which the principal (and premium, if any) of any of the Securities of the series are payable or the method of determination thereof;
     (4) the rate or rates, or the method of determination thereof, at which any of the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Registered Securities on any Interest Payment Date;
     (5) the place or places where the principal of (and premium, if any) and interest, if any, on any of the Securities and Coupons, if any of the series shall be payable and the office or agency for the Securities of the series maintained by the Company pursuant to Section 1002;
     (6) the period or periods within which, the price or prices at which and the terms and conditions upon which any of the Securities and any Coupons of the series may be redeemed, in whole or in part, at the option of the Company;
     (7) the terms of any sinking fund and the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part;
     (8) the denominations in which the Securities of the series shall be issuable if other than denominations of $1,000 (if registered) or $5,000 (if bearer) and any integral multiple thereof for Securities denominated in Dollars;
     (9) if other than the principal amount thereof, the method of determining the portion of the principal amount of any of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;
     (10) the application, if any, of Section 403, or such other means of satisfaction and discharge as may be specified for the Securities and Coupons, if any, for a series;
     (11) any deletions or modifications of or additions to the Events of Default set forth in Section 501 or covenants of the Company set forth in Article Ten pertaining to the Securities of the series (including without limitation whether the provisions of Section 1007 shall not be applicable to the Securities of the series);
     (12) the forms of the Securities and Coupons, if any, of the series;
     (13) if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts,

the coin or currency or currencies, or currency unit or units, in which payment of the principal of (and premium, if any) and interest, if any, on any of the Securities of the series shall be payable and the Dollar Determination Agent, if any, and the Exchange Rate Agent for such series;
     (14) if the principal of (and premium, if any) or interest, if any, on any of the Securities of the series are to be payable at the election of the Company or a Holder thereof, or under some or all other circumstances, in a coin or currency or currencies, or currency unit or units, other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the Securities are to be so payable, including without limitation the application of Section 311(b) and any deletions to, modifications of or additions to the provisions thereof, and any provision requiring the Holder to bear currency exchange costs by deduction from such payments;
     (15) if the amount of payments of principal (and premium, if any) or interest, if any, on any of the Securities of the series may be determined with reference to an index based on (i) a coin or currency or currencies, or currency unit or units other than that in which such Securities are stated to be payable or (ii) any method not inconsistent with the provisions of this Indenture specified in or pursuant to such Board Resolution, then in each case (i) and (ii) the manner in which such amounts shall be determined;
     (16) whether the Securities of the series are to be issued as Fully Registered Securities, Partially Registered Securities or Bearer Securities (with or without Coupons), or any combination thereof, whether Partially Registered Securities or Bearer Securities may be exchanged for Fully Registered Securities of the series and whether Fully Registered Securities may be exchanged for Partially Registered Securities or Bearer Securities of the series (if permitted by applicable laws and regulations) and the circumstances under which and the place or places where any such exchanges, if permitted, may be made; and whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in definitive global form with or without coupons and, if so, whether beneficial owners of interests in any such definitive global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner provided in Section 305;
     (17) if the Securities and Coupons, if any, of the series are to be issued upon the exercise of warrants, the time, manner and place for Securities to be authenticated and delivered;
     (18) whether and under what circumstances and with what procedures and documentation the Company will pay additional amounts on any of the Securities and Coupons, if any, of the series to any Holder who is not a U.S. Person (including a definition of such term), in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay additional amounts (and the terms of any such option);
     (19) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the Coupons appertaining thereto as they severally mature and to the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304; and
     (20) any other terms of any of the Securities and Coupons, if any, of the series (which terms shall not be inconsistent with the provisions of this Indenture).
          All Securities of any one series and the Coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth in the

Officers’ Certificate referred to above or in any such indenture supplemental hereto.
          At the option of the Company, interest on the Registered Securities of any series that bears interest may be paid by mailing a check to the address of any Holder as such address shall appear in the Securities Register.
          If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action together with such Board Resolution shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
          SECTION 302. Denominations. The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series denominated in Dollars shall be issuable in denominations of $1,000, if registered, and $5,000, if bearer, and in any integral multiple of the applicable denominations. Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee.
          SECTION 303. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Governor and its Assistant Treasurer under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. The Coupons shall bear the facsimile signature of the Treasurer or an Assistant Treasurer of the Company.
          Securities and Coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities with Coupons appertaining thereto executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security (including any temporary Bearer Security issued pursuant to Section 304 which is not in global form) shall be mailed or otherwise delivered to any location in the United States; and provided further that a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security (including any temporary Bearer Security issued pursuant to Section 304 which is not in global form) shall have furnished a certificate in the form set forth in Exhibit A.1 to this Indenture, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. A confirmation in the form set forth in Exhibit A.5 to this Indenture shall be sent to each purchaser of a Bearer Security. If any Security shall be represented by a definitive global Bearer Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such definitive global Bearer Security. Except as permitted by Section 306 or 307, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant Coupons for interest then matured have been detached and canceled.
          If the forms or terms of the Securities of any series (and any related Coupons) or general terms of Securities of a medium term note program have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, respectively, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating:
     (a) if the forms and/or terms of such Securities (and any Coupons) or general terms of Securities of a series constituting a medium term note program have been established by or pursuant to a Board Resolution as permitted by Section 201 with respect to the forms and Section 301 with respect to the general terms, that such forms and/or terms or general terms of Securities of a series constituting a medium term note program have been established in conformity with the provisions of this Indenture; and
     (b) that such Securities, together with any Coupons appertaining thereto, and with respect to Securities of a series constituting a medium term note program that Securities in such form, when completed as to specific terms substantially in accordance with the Board Resolution establishing such form or any actions taken pursuant thereto (the records of which actions shall have been evidenced as provided in such Board Resolution), when executed and delivered by the Company to the Trustee for authentication, and when authenticated and delivered by the Trustee in accordance with the Indenture and issued by the Company, all in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.
If such forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
          With respect to Securities of a series constituting a medium term note program, the Trustee may conclusively rely on the documents and opinions delivered pursuant to Sections 201 and 301 and this Section 303, as applicable (unless revoked by superseding comparable documents or opinions) as to the authorization of the Board of Directors of any Securities delivered hereunder, the form thereof and the legality, validity, binding effect and enforceability thereof.
          If all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of

Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
          Any Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated as of the date of original issuance of the first Security of such series to be issued.
          No Security or Coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancelation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
          SECTION 304. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in bearer or registered form, with one or more Coupons or without Coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of any series issuable as Bearer Securities, such temporary Securities may be in global form.
          Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary

Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 1002 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the Holder. Upon surrender for cancelation of any one or more temporary Securities of any series (accompanied by any unmatured Coupons appertaining thereto) the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Securities of the same series and of like tenor or authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303.
          If temporary Securities of any series are issued in global form, any such temporary global Securities shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the “Common Depositary”), for the benefit of Euro-clear and CEDEL S.A., for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).
          Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the “Exchange Date”), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date such temporary global Security shall be surrendered by the Common Depositary to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, definitive global form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security shall be accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euro-clear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL S.A. as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit A.2 to this Indenture; and provided further that definitive Bearer Securities (including a definitive global Bearer Security) shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 303.
          Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the beneficial owner instructs Euro-clear or CEDEL S.A., as the case may be, to request such exchange on his behalf and delivers to Euro-clear or CEDEL S.A., as the case may be, a certificate in the form set forth in Exhibit A.1 to this Indenture, dated no earlier than 30 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euro-clear, CEDEL S.A., the Trustee, any Authenticating Agent appointed for such series of Securities and any Paying Agent appointed for such series of Securities. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euro-clear or CEDEL S.A. The definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.
          Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euro-clear and CEDEL S.A. on such Interest Payment Date upon delivery by Euro-clear and CEDEL S.A. to the Trustee of a certificate or certificates in the form set forth in Exhibit A.3 to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security (or to such other accounts as they may direct) on such Interest Payment Date and who have each delivered to Euro-clear or CEDEL S.A., as the case may be, a certificate in the form set forth in Exhibit A.4 to this Indenture. Any interest so received by Euro-clear and CEDEL S.A. and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 1003.
          Anything in this Section 304 to the contrary notwithstanding, the Board Resolutions or supplemental indenture, as the case may be, creating a series of Securities may establish the requirements (which may vary from those set forth in this Section 304) concerning the form of temporary Securities and procedures for exchanging them for definitive Securities.
          SECTION 305. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at an office or agency to be maintained by the Company in accordance with Section 1002 a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and the registration of transfers of Registered Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided. No office or agency designated pursuant to Section 1002 shall maintain a register with respect to Securities of any series but the Security Register shall reflect the combined register of the Security Registrar and all transfer agents designated pursuant to Section 1002 for the purpose of registration of transfer of Securities.

          Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained pursuant to Section 1002 for such purpose in a Place of Payment for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series of any authorized denominations, of a like aggregate principal amount.
          At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
          Bearer Securities and Coupons appertaining thereto shall be transferable by delivery.
          Bearer Securities may not be issued in exchange for Registered Securities.
          At the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured Coupons and all matured Coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002 or in the Board Resolution or supplemental indenture creating the series of Securities to which they relate, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.
          Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
          Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any definitive global Bearer Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a definitive global Bearer Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such definitive global Bearer Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such definitive global Bearer Security shall be surrendered by the Common Depositary or such other depositary or Common Depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such definitive global Bearer Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such definitive global Bearer Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 301, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending on the relevant Redemption Date; and provided further that no Bearer Security delivered in exchange for a portion of a definitive global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a definitive global Bearer Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such definitive global Bearer Security is payable in accordance with the provisions of this Indenture.
          All Securities and Coupons, if any, issued upon any transfer or exchange of Securities and Coupons, if any, shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and Coupons, if any, surrendered upon such transfer or exchange.
          Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.
          The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption.
          SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities. If (i) any mutilated Security or a Security with a mutilated Coupon appertaining to it is surrendered to the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security or Coupon, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or Coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange therefor or in lieu thereof or in exchange for the Security to which a destroyed, lost or stolen Coupon appertains (with all appurtenant Coupons not destroyed, lost or stolen), a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to the surrendered, destroyed, lost or stolen Security or to the

Security to which such mutilated, destroyed, lost or stolen Coupon appertains.
          In case any such mutilated, destroyed, lost or stolen Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security or Coupon pay such Security or Coupon; provided, however, that principal of (and premium, if any) and any interest on Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the Coupons appertaining thereto.
          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.
          Every new Security with its Coupons, if any, issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security or in exchange for a Security to which a mutilated, destroyed, lost or stolen Coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security with its Coupons, if any, or the mutilated, destroyed, lost or stolen Coupon, shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities and Coupons duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.
          SECTION 307. Payment of Interest; Interest Rights Preserved. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Registered Securities of such series except in the case of a Security issued between a Regular Record Date and an Interest Payment Date where the first payment of interest will be paid to the person in whose name such Security (or one or more Predecessor Security) is registered at the close of business on such date of issue. In case a Bearer Security of any series is surrendered in exchange for a Registered Security of the same series and like tenor after the close of business (at an office or agency maintained by the Company for such purpose for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the relevant Interest Payment Date, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.
          Any interest on any Registered Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of the series in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted interest as in this paragraph provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (2). In case a Bearer Security of any series is surrendered in exchange for a Registered Security of the same series and like tenor after the close of business (at an office or agency maintained by the Company for such purpose for such series) on any Special Record Date and before the opening of business (at such office or agency) on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series in respect of which interest is in default may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.
          Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
          SECTION 308. Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any Coupon as the absolute owner of such Security or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes, whether or not such Security or Coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          SECTION 309. Cancelation. All Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancelation. The Company may at any time deliver to the Trustee for cancelation any Securities previously authenticated and delivered hereunder, together with all unpaid Coupons appertaining thereto which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities and Coupons held by the Trustee shall be disposed of as directed by a Company Order.
          SECTION 310. Computation of Interest. Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 311. Currency and Manner of Payments in Respect of Securities.The provisions of this Section shall apply to the Securities of any series unless otherwise provided as contemplated by Section 301.
     (a) The following payment provisions shall apply to any Registered Security of any series denominated in any currency or any currency unit, including without limitation ECU, except as provided in paragraph (b) below:
     (1) Except as provided in subparagraph (a)(2) or, in the case of a Registered Security denominated in a Foreign Currency or any currency unit, in paragraph (e) below, payment of principal of and premium, if any, on such Registered Security will be made at the Place of Payment by delivery of a check or draft in the currency or currency unit in which the Security is denominated on the payment date against surrender of such Registered Security, and any interest on any Registered Security will be paid at the Place of Payment by mailing a check in the currency or currency unit in which such interest is payable (which shall be the same as that in which the Security is denominated unless otherwise provided) to the Person entitled thereto at the address of such Person appearing on the Security Register.
     (2) Payment of the principal of, premium, if any, and interest, if any, on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.
     (b) With respect to any Registered Security of any series denominated in any currency unit, including without limitation ECU, if the following provisions (or any substitute therefor, or addition thereto, not inconsistent with this Indenture) are established pursuant to Section 301 and if the Company has not, before the delivery of the election referred to in clause (1) below, deposited funds or securities in compliance with Section 401 or clause (a) or (b) (if specified pursuant to Section 301) of Section 403, the following payment provisions shall apply to any payment to be made prior to the giving of any notice to Holders of any election to redeem pursuant to Section 1104, except as otherwise provided in paragraphs (e) and (f) below:
     (1) A Holder of Securities of a series shall have the option to elect to receive payments of principal of, premium, if any, and interest, if any, on such Securities in a currency or currency unit (including Dollars), other than that in which the Security is denominated, such election, as designated in the certificates for such Securities (or as provided by Section 301 or a supplemental indenture with respect to uncertificated securities), shall be made by delivering to the Trustee a written election, to be in form and substance satisfactory to the Trustee, not later than the close of business in New York, New York, on the day 15 days prior to the applicable payment date. Such election will remain in effect for such Holder until changed by the Holder by written notice to the Trustee (but any such written notice must be received by the Trustee not later than the close of business on the day 15 days prior to the next payment date to be effective for the payment to be made on such payment date and no such change may be made with respect to payments to be made on any Security of such series with respect to which notice of redemption has been given by the Company or in the name of the Company pursuant to Article Eleven). Any Holder of any such Security who shall not have delivered any such election to the Trustee in accordance with this paragraph (b) will be paid the amount due on the applicable payment date in the relevant currency or currency unit as provided in paragraph (a) of this Section 311. Payment of principal of and premium, if any, shall be made on the payment date therefor against surrender of such Security. Payment of principal of, premium, if any, and interest, if any, shall be made at the Place of Payment by mailing at such location a check or draft, in the applicable currency or currency unit, to the Holder entitled thereto at the address of such Holder appearing on the Security Register.
     (2) Payment of the principal of, premium, if any, and interest, if any, on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.
     (c) Payment of the principal of and premium, if any, and interest, if any, on any Bearer Security will be made, except as provided in Section 304 with respect to temporary global Securities, unless otherwise specified pursuant to Section 301 and/or permitted as the result of a supplemental Indenture entered into in accordance with the provisions of Section 901(11), at such place or places outside the United States as may be designated by the Company pursuant to any applicable laws or regulations by any appropriate method in the currency or currencies or currency unit or units in which the Security is payable (except as provided in paragraph (e) below) on the payment date therefor against surrender of the Bearer Security, in the case of payment of principal and premium, if any, or the relevant Coupon, in the case of payment of interest, if any, to a Paying Agent designated for such series pursuant to Section 1002.
     (d) Not later than 10 Business Days (with respect to any Place of Payment) prior to each payment date, the Trustee shall deliver to the Company a copy of its record of the respective aggregate amounts of principal of, premium, if any, and interest, if any, on the Securities to be made on such payment date, in the currency or currency unit in which each of the Securities is payable, specifying the amounts so payable in respect of Registered Securities and Bearer Securities and in respect of the Registered Securities as to which the Holders of Securities denominated in any currency unit shall have elected to be paid in another currency or currency unit as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, not later than the fifth Business Day (with respect to any Place of Payment) (or the second Business Day with respect to a Security denominated in a Foreign Currency or Currency Unit where the Holder of such Security elects to be paid in United States dollars) prior to the applicable payment date the Company will deliver to the Trustee an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency or currency unit payments to be made on such payment date. The Dollar or Foreign Currency or currency unit amount receivable by Holders of Registered Securities denominated in a currency unit who have elected payment in another currency or currency unit as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Official Currency Unit Exchange Rate set forth in the applicable Exchange Rate Officer’s Certificate.
     (e) If a Foreign Currency in which any Security is denominated or payable ceases to be recognized both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, or if ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or if any other currency unit in which a Security is denominated or payable ceases to be used for the purposes for which it was established, in each case determined in good faith by the Company, then with respect to each date for the payment of principal of, premium, if any, and interest, if any, on the applicable Security denominated or payable in such Foreign Currency, ECU or such other currency unit occurring after the last date on which such Foreign Currency, ECU or such other currency unit was so used (the “Conversion Date”), the Dollar shall become the currency of payment for use on each such payment date (but ECU or the Foreign Currency or the currency unit previously the currency of payment shall, at the Company’s election, resume being the currency of payment on the first such payment date preceded by 15 Business Days during which the circumstances which gave rise to the Dollar becoming such currency no longer prevail, in each case as determined in good faith by the Company). The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holder of such Security with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, as determined by the Dollar Determination Agent (which shall be delivered in writing to the Trustee not later than the fifth Business Day prior to the applicable payment date) as of the Conversion Date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 days before such payment date (such Conversion Date or date preceding a payment date as aforesaid being called the “Valuation Date”) in the manner provided in paragraph (g) or (h) below.
     (f) (i) If the Holder of a Registered Security denominated in a currency unit elects payment in a specified Foreign Currency or currency unit as provided for by paragraph (b) and such Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, in each case as determined in good faith by the Company, such Holder shall (subject to paragraph (e) above) receive payment in the currency unit in which the Security is denominated, and (ii) if ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities and such Registered Security is payable in such currency unit, or if any other such currency unit ceases to be used for the purposes for which it was established and such Registered Security is payable in such currency unit, in each case as determined in good faith by the Company, such Holder shall receive payment in Dollars (the amount to be determined in the same manner as provided in clause (e) above). Each payment covered by an election pursuant to paragraph (b) above shall be governed by the provisions of this paragraph (f) (but, subject to any contravening valid election pursuant to paragraph (b) above, the specified Foreign Currency in case (f)(i) or ECU or other currency unit in case (f)(ii) shall, at the Company’s election, resume being the currency or currency unit, as applicable, of payment with respect to Holders who have so elected, but only with respect to payments on payment dates preceded by 15 Business Days during which the circumstances which gave rise to such currency unit in case (f)(i) or the Dollar in case (f)(ii) becoming the currency unit or currency, as applicable, of payment, no longer prevails, in each case as determined in good faith by the Company).
     (g) The “Dollar Equivalent of the Foreign Currency” shall be determined by the Dollar Determination Agent as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Valuation Date.

     (h) The “Dollar Equivalent of the Currency Unit” shall be determined by the Dollar Determination Agent as of each Valuation Date and shall be the sum obtained by adding together the results obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate on the Valuation Date for such Component Currency.
     (i) For purposes of this Section 311 the following terms shall have the following meanings:
     A “Component Currency” shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit, including without limitation ECU.
     A “Specified Amount” of a Component Currency shall mean the number of units or fractions thereof which such Component Currency represented in the relevant currency unit, including without limitation ECU, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by specified amounts of such two or more currencies, the sum of which, at the Market Exchange Rate of such two or more currencies on the date of such replacement, shall be equal to the Specified Amount of such former Component Currency and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.
     “Market Exchange Rate” shall mean for any currency the noon Dollar buying rate for that currency for cable transfers quoted in New York City on the Valuation Date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies for which an Exchange Rate is required, the Dollar Determination Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency in question, or such other quotations as the Dollar Determination Agent shall deem appropriate. Unless otherwise specified by the Dollar Determination Agent if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a nonresident issuer of securities denominated in such currency would, as determined in its sole discretion and without liability on the part of the Dollar Determination Agent, purchase such currency in order to make payments in respect of such securities.
          All decisions and determinations of the Dollar Determination Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit and the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Securities and Coupons denominated or payable in the relevant currency or currency units. In the event that a Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 106 to the Holders) specifying the Conversion Date. In the event the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or any other currency unit in which Securities or Coupons are denominated or payable, ceases to be used for the purposes for which it was established, the Company, after learning thereof, will immediately give notice thereof to the Trustee

(and the Trustee will promptly thereafter give notice in the manner provided in Section 106 to the Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Company, after learning thereof, will similarly give notice to the Trustee. Any actions taken pursuant to the parentheticals at the end of the first sentence of Section 311(e) and at the end of Section 311(f) shall be promptly set forth in like notices from the Company to the Trustee and then from the Trustee to the Holders (which notice may be mailed with payment to the Holders).
          Subject to the provisions of Sections 601 and 603, the Trustee shall be fully justified and protected in relying and acting upon information received by it from the Company and the Dollar Determination Agent, and shall not otherwise have any duty or obligation to determine or verify such information independently.
ARTICLE FOUR
Satisfaction and Discharge
          SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified therein (except as to any surviving rights of (as applicable) registration of transfer or exchange of Securities and Coupons, if any, of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when
          (1) either
     (A) all Securities and Coupons of such series theretofore authenticated and delivered (other than (i) Securities and Coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities and Coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancelation; or
     (B) all such Securities and Coupons of such series not theretofore delivered to the Trustee for cancelation
     (i) have become due and payable,
     (ii) will become due and payable at their Stated Maturity within one year,
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or
     (iv) are deemed paid and discharged pursuant to Section 403, as applicable, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (A) money in an amount (in the currency or currency unit in which such Securities and Coupons of such series are payable) or (B) in the case of Securities and Coupons, if any, denominated in Dollars, U.S. Government Obligations (as defined in Section 405) or, in the case of Securities and Coupons, if any, denominated in a Foreign Currency, Foreign Government Securities (as defined in Section 405), which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under the Securities and Coupons, if any, of such series, money in an amount or (C) a combination of (A) and (B) sufficient (in the opinion with respect to (B) and (C) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay and discharge the entire indebtedness on such Securities and Coupons of such series not theretofore delivered to the Trustee for cancelation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of

Securities and Coupons of such series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, that the Company shall not make or cause to be made the deposit provided by subclause (B) unless the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that there will not occur any violation of the Investment Company Act of 1940, as amended, on the part of the Company, the trust funds representing such deposit or the Trustee as a result of such deposit and the related exercise of the Company’s option under this Section 401;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.
          Notwithstanding the satisfaction and discharge of this Indenture with respect to a series, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 615 and, if money, U.S. Government Obligations or Foreign Government Securities shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, or if money, U.S. Government Obligations or Foreign Government Securities shall have been deposited with or received by the Trustee pursuant to Section 403, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.
          SECTION 402. Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money, U.S. Government Obligations or Foreign Government Securities deposited with the Trustee pursuant to Sections 401 and 403 shall be held in trust and applied by it, in accordance with the provisions of the Securities and Coupons, if any, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee.

          SECTION 403. Satisfaction, Discharge and Defeasance of Securities of Any Series. If this Section is specified, as contemplated by Section 301, to be applicable to Securities and Coupons, if any, of any series, at the Company’s option, either
     (a) the Company will be deemed to have been Discharged (as defined below) from its obligations with respect to Securities and Coupons, if any, of such series or
     (b) the Company will cease to be under any obligation to comply with any term, provision or condition set forth in (x) Sections 801, 802 and 1007 or (y) the instrument or instruments setting forth the terms, provisions or conditions of such series pursuant to Section 301 (provided in case of this subclause (y) that such instrument or instruments specify which terms, provisions or conditions, if any, are subject to this clause (b); provided further, however, that no such instrument may specify that the Company may cease to comply with any obligations as to which it may not be Discharged pursuant to the definition of “Discharged”);
in each case (a) and (b) with respect to the Securities and Coupons, if any, of such series, on the 91st day after the applicable conditions set forth below in (p) and either (q) or (r) have been satisfied:
     (p)(1) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Securities and Coupons, if any, of such series (in addition to any sums required under (q) or (r)); and
     (2) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel as contemplated by Section 102 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities and Coupons, if any, of any such series have been complied with;
     (q)(1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities and Coupons, if any, of such series (i) money in an amount (in such currency, currencies or currency unit or units in which any Outstanding Securities and Coupons, if any, of such series are payable) or (ii) in the case of Securities and Coupons, if any, denominated in Dollars, U.S. Government Obligations (as defined below) or, in the case of Securities and Coupons, if any, denominated in a Foreign Currency, Foreign Government Securities (as defined below), which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under the Securities and Coupons, if any, of such series, money in an amount (or (iii) a combination of (i) and (ii)) sufficient (in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay and discharge each installment of principal of and premium, if any, and interest, if any, on, the Outstanding Securities and Coupons, if any, of such series on the dates such instalments of interest or principal are due, in the currency, currencies or currency unit or units, in which such Securities and Coupons, if any, are payable; provided, however, that the Company shall not make or cause to be made the deposit provided by this clause (1) unless the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that there will not occur any violation of the Investment Company Act of 1940, as amended, on the part of the Company, the trust funds representing such deposit or the Trustee as a result of such deposit and the related exercise of the Company’s option under this Section 403;
     (2)(i) no Event of Default or event (including such deposit) which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit, (ii) no Event of Default as defined in clause (6) or (7) of Section 501, or event which with notice or lapse of time or both would become an Event of Default under either such clause, shall have occurred within 90 days after the date of such deposit and (iii) such deposit and the related intended consequence under (a) or (b) will not result in any default or event of default under any material indenture, agreement or other instrument binding upon the Company or any of its properties; and
     (3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities and Coupons, if any, of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this Section 403 and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised;
     (r) the Company has properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 301, to be applicable to the Securities and Coupons, if any, of such series.
     Any deposits with the Trustee referred to in clause (q)(1) above will be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any Outstanding Securities and Coupons, if any, of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any mandatory redemption provisions or in accordance with any mandatory sinking fund requirement, the applicable escrow trust agreement will provide therefor and the Company will make arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
     (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations, Foreign Government Securities or money held by it as provided in Section 401 or 403 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received. The Trustee shall also deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations, Foreign Government Securities or money held by it as provided in Section 401 or 403, in exchange for other U.S. Government Obligations, Foreign Government Securities or money, upon the following conditions:
     (1) such exchange shall occur simultaneously;
     (2) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the exchange contemplated by paragraph (c) of this Section have been complied with; and
     (3) in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, immediately after such exchange the U.S. Government Obligations, Foreign Government Securities or money then held by the Trustee as provided in Section 401 or 403 shall be in such amount as then would have been required to be deposited in order to comply with Section 401(1) or 403(q)(l) hereof, as the case may be.
          SECTION 404. Reinstatement. If the Trustee is unable to apply any money, U.S. Government Obligations or Foreign Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities and Coupons, if any, of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee is permitted to apply all such money, U.S. Government Obligations or Foreign Government Securities in accordance with Section 401; provided, however, that if the Company has made any payment of interest on or principal of (and premium, if any) on any Securities and Coupons, if any, of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such series of Securities and Coupons, if any, to receive such payment from the money, U.S. Government Obligations or Foreign Government Securities held by the Trustee.

          SECTION 405. Definitions. The following terms, as used in this Article IV, shall have the following meanings:
     “Discharged” means that the Company will be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and Coupons, if any, of the series as to which Section 403 is specified as applicable as aforesaid and all provisions of this Indenture relating to the Securities and Coupons, if any, of such series shall no longer be deemed in effect (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except as to (A) the rights of Holders thereof to receive, from the trust fund described in clause (q)(l) above, payment of the principal of and the interest, if any, on such Securities and Coupons, if any, when such payments are due, (B) the Company’s obligations with respect to such Securities and Coupons, if any, under Sections 305 and 306 (insofar as applicable to Securities of such series), 402, 1002 and 1003 (last paragraph only) and the Company’s obligations to the Trustee under Sections 607 and 610, (C) the rights of Holders of Securities of any series with respect to the currency or currency units in which they are to receive payments of principal, premium, if any, and interest and (D) the rights, powers, trusts, duties and immunities of the Trustee hereunder, will survive such discharge. The Company will reimburse the trust fund for any loss suffered by it as a result of any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Foreign Government Securities, as the case may be, or any principal or interest paid on such obligations, and, subject to the provisions of Section 607, will indemnify the Trustee against any claims made against the Trustee in connection with any such loss.
     “Foreign Government Securities” means, with respect to Securities and Coupons, if any, of any series that are denominated in a Foreign Currency, securities that are (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.
     “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specified payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
ARTICLE FIVE
Remedies
          SECTION 501. Events of Default. “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless it is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing such series of Securities or in the form of Security for such series:
     (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or
     (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or
     (4) default in the performance, or breach, of any covenant of the Company contained in Section 1007 and continuance of such default or breach for a period of 60 days after such default has become known to an officer of the Company; or
     (5) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance or breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (6) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Act or any other applicable Federal or State law or law of the District of Columbia, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

     (7) the commencement by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law or law of the District of Columbia, or the consent by it to the filing of any such petition or to the appointment of receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or
     (8) any other Event of Default provided with respect to Securities of that series.
          SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.
          At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay
     (A) all overdue interest on all Securities of that series,
     (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,
     (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor in such Securities, and
     (D) in Dollars all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
     and
     (2) all Events of Default with respect to Securities of that series other than the non-payment of the principal of Securities of that series which have become due solely by such acceleration, have been cured or waived as provided in Section 508.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
           SECTION 503. Trustee’s Power To Bring Suit; Notice Required. If an Event of Default shall have occurred and be continuing for a period of 30 days after the Trustee shall have given the Company written notice requiring such Event of Default to be remedied, and subject to the provisions of Sections 506 and 507, then the Trustee in its own name, and as trustee of an express trust, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to recover judgment against the Company or any other obligor on such Securities and Coupons, if any, for the amount due and unpaid, and may prosecute any such claim or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any such other obligor and collect the moneys adjudged or decreed to be payable in any manner provided by law, or of any of the Trustee’s rights or the rights of the Holders of such Securities and Coupons under this Indenture, or by the enforcement of any such other appropriate legal or equitable remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of its rights or powers of such Holders, and such power of the Trustee shall not be affected by the exercise of any right, power or remedy for the enforcement of the provisions of this Indenture.
          SECTION 504. Upon Default Company Will Pay Principal and Interest upon Demand of Trustee. In case
     (1) default is made in the payment of any installment of interest on any Security or Coupon when such interest becomes due and payable and such default continues for the period of grace (if any) provided for with respect to such Security,
     (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof and such default continues for the period of grace (if any) provided for with respect to such Security, or
     (3) default is made in the deposit of any sinking fund payment, when and as due by the terms of a Security, then in any such event, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Securities and Coupons, the whole amount then due and payable on such Securities and Coupons, for principal, premium, if any, and interest, or any of them, as the case may be, with interest at the rates specified in the respective Securities on the overdue principal and premium, if any, and (to the extent that payment of such interest is legally enforceable) on the overdue instalments of interest. In addition thereto, the Company will pay to the Trustee a sufficient amount to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any other reasonable expenses and liabilities incurred by the Trustee.
          SECTION 505. Judicial Proceedings Instituted by Trustee. (a) Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. The

Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Holders of Securities and Coupons, or in any one or more of such capacities (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium (if any) or interest), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of Securities and Coupons (whether such claims be based upon the provisions of the Securities, the Coupons, or this Indenture) allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Company, or any other obligor on the Securities or Coupons, the creditors of the Company or any such other obligor, any property of the Company or any such other obligor and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities and Coupons to make such payments to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities and Coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Securities and Coupons, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders, with authority to (i) make and file in the respective names of the Holders of Securities and Coupons (subject to deduction from any such claims of the amounts of any claims filed by any of the Holders of Securities and Coupons themselves), any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such proceedings and to receive payment of any amounts distributable on account thereof, (ii) execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Holders of Securities and Coupons, as may be necessary or advisable in order to have the respective claims of the Trustee and of the Holders of Securities and Coupons against the Company or any such other obligor, any property of the Company or any such other obligor allowed in any such proceeding and (iii) receive payment of or on account of such claims and debt; provided, however, that nothing contained in this

Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Holders of Securities and Coupons. Any moneys collected by the Trustee under this Section shall be applied as provided in Section 512.
          (b) Trustee Need Not Have Possession of Securities or Coupons. All rights of action and of asserting claims under this Indenture or under any of the Securities and Coupons enforceable by the Trustee may be enforced by the Trustee without possession of any of such Securities and Coupons or the production thereof on the trial or other proceedings relative thereto.
          (c) Suit To Be Brought for Ratable Benefit of Holders of Securities and Coupons. Any suit, action or other proceeding at law, in equity or otherwise which shall be instituted by the Trustee with respect to Securities of a series under any of the provisions of this Indenture shall be for the equal, ratable and common benefit of all the Holders of Securities and Coupons of such series, subject to the provisions of this Indenture.
          (d) Trustee May Be Restored to Former Position and Rights in Certain Circumstances. In case the Trustee shall have proceeded to enforce any right under this Indenture by suit or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then in every such case, the Company and the Trustee shall be restored without further act to their respective former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.
          SECTION 506. Security Holders May Demand Enforcement of Rights by Trustee. If an Event of Default with respect to Securities of a series shall have occurred and shall be continuing, the Trustee shall, upon the written request of the holders of a majority in aggregate principal amount of the Securities of such series then Outstanding and upon the offering of indemnity as provided in Section 603(e), proceed to institute one or more suits, actions or proceedings at law, in equity or otherwise, or take any other appropriate remedy, to enforce payment of principal of, or premium, if any, or interest on, the Securities or Coupons of such series under a judgment or decree of a court or courts of competent jurisdiction or under the power of sale herein granted, or take such other appropriate legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights or powers of the Trustee or the Holders of Securities and Coupons of such series, or, in case such Security Holders shall have requested a specific method of enforcement permitted hereunder, in the manner requested, provided that such action shall not be otherwise than in accordance with law and the provisions of this Indenture, and the Trustee, subject to such indemnity provisions, shall have the right to decline to follow any such request if the Trustee in good faith shall determine that the suit, proceeding or exercise of other remedy so requested would involve the Trustee in personal liability or expense.
          SECTION 507. Control by Security Holders. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture,
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
     (3) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the action so directed would involve the Trustee in personal liability.
          SECTION 508. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities and related Coupons of such series waive any past default hereunder and its consequences with respect to the Securities of such series, except a default
     (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

     (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
          Upon any such waiver, such default shall cease to exist with respect to the Securities of such series, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
          SECTION 509. Holder May Not Bring Suit Except Under Certain Conditions. A Holder of any Securities of any series or any related Coupon shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise, with respect to this Indenture, for the appointment of a receiver or for the enforcement of any other remedy hereunder, unless:
     (1) an Event of Default with respect to Securities of such series shall have occurred and be continuing and such Holder has previously given written notice to the Trustee of such continuing Event of Default;
     (2) the Holders of at least 25% in aggregate principal amount of illegible of that series then Outstanding shall illegible in writing to institute such illegible and shall have offered to the illegible provided in Section 603(e);
     (3) the Trustee illegible or neglected to institute any such illegible for 60 days after receipt illegible and offer of indemnity; and
     (4) no direction inconsistent with such written request had been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of Outstanding Securities of that series.
          It is understood and intended that no one or more of such Holders shall have any right in any manner whatever hereunder or under the Securities or Coupons to (i) surrender, impair, waive, affect, disturb or prejudice the rights of the Holders of any other Securities or Coupons, (ii) obtain or seek to obtain priority over or preference to any other such Holder or (iii) enforce any right under this Indenture, except in the manner herein provided and for the, ratable and common benefit of all such Holders subject to the provisions of this Indenture.
          SECTION 510. Undertaking To Pay Court Costs. All parties to this Indenture, and each Holder of any Security or Coupon by his acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Indenture, or in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in it discretion, assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to (a) any suit, action or proceeding instituted by the Trustee, (b) any suit, action or proceeding instituted by any Security Holder or group of Security Holders holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of any series or (c) any suit, action or proceeding instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any of the Securities or Coupons, on or after the respective due dates expressed therein.
          SECTION 511. Right of Holders To Receive Payment Not To Be Impaired. Anything in this Indenture to the contrary notwithstanding, the right of any Holder of any Security or Coupon to receive payment of the principal of, and premium, if any, and (subject to Section 307) interest on, such Security or payment of such Coupon, on or after the respective due dates expressed in such Security or Coupon (or, in case of redemption, on the Redemption Date fixed for such Security), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 512. Application of Moneys Collected by Trustee. Any moneys collected or to be applied by the Trustee pursuant to this Article (other than moneys at the time required to be held for the payment of specific Securities or Coupons at Maturity or at a time fixed for the redemption thereof) shall be applied in the following order from time to time, on the date or dates fixed by the Trustee and, in the case of a distribution of such moneys on account of principal, premium, if any, or interest, upon presentation of the several Outstanding Securities or Coupons, and stamping thereon of payment, if only partially paid, and upon surrender thereof, if fully paid:
     FIRST: to the payment of all amounts due the Trustee under Section 607;
     SECOND: to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and
     THIRD: the balance, if any, to the Person or Persons entitled thereto.
          SECTION 513. Waiver of Stay or Extension Laws. To the extent it may lawfully do so, the Company, for itself and for any person who may claim through or under it, hereby:
     (1) agrees that neither it nor any such person will set up, plead, claim or in any manner whatsoever take advantage of, any stay or extension law, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder the performance or enforcement or foreclosure of this Indenture; and
     (2) waives all benefit or advantage of any such laws.
          SECTION 514. Remedies Cumulative; Delay or Omission Not a Waiver. Every remedy given hereunder to the Trustee or to any of the Holders of Securities or Coupons shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise. The Trustee may exercise all or any of the powers, rights, or remedies given to it hereunder or which may be now or hereafter given by statute, law or equity or otherwise, in its absolute discretion. No course of dealing between the Company and the

Trustee or the Holders of Securities or Coupons or any delay or omission of the Trustee or of any such Holder to exercise any right, remedy or power accruing upon any Event of Default shall impair any right, remedy or power or shall be construed to be a waiver of any such Event of Default or of any right of the Trustee or of the Holders of Securities and Coupons or acquiescence therein, and, subject to the provisions of Section 507, every right, remedy and power given by this Article to the Trustee of to the Holders of Securities and Coupons may be exercised from time to time and as often as may be deemed expedient by the Trustee or by such Holders.
ARTICLE SIX
The Trustee
          SECTION 601. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to Securities of any series,
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
          (b) In case an Event of Default with respect to Securities of any series has occurred and is continuing, the Trustee shall exercise with respect to Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
     (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it -in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and
     (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
          (e) The Trustee shall not be deemed to have knowledge of a default unless either (a) a Responsible Officer of the Corporate Trustee Administration Department of the Trustee shall have actual knowledge of such default or (b) the Trustee shall have received written notice thereof from the Company or any Holder.
          SECTION 602. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit notice as provided in Section 106 of such default hereunder known to the Trustee to the Holders of Securities of such series, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided further that in the case of any default of the character specified in Sections 501(4) or (5) with respect to Securities of such series no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.
          SECTION 603. Certain Rights of Trustee. Subject to the provisions of Section 601:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of any Securities or of any related Coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
          SECTION 604. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities and in any Coupons, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or of the Coupons. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.
          SECTION 605. May Hold Securities. The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and Coupons or warrants to purchase Securities and Coupons and, subject to

Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.
          SECTION 606. Money Held in Trust. Except as provided in Section 115, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee or any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
          SECTION 607. Compensation and Reimbursement. The Company agrees
     (1) to pay to the Trustee from time to time in Dollars reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (3) to indemnify the Trustee in Dollars for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
          All such payments and reimbursements shall be made with interest at the rate of 6% per annum. As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

          SECTION 608. Disqualification; Conflicting Interests. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Securities and Coupons, if any, of any series it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to the Securities and Coupons, if any, of that series in the manner and with the effect hereinafter specified in this Article.
          (b) In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit in the manner and to the extent provided in Section 703(c), to all Holders of such series, notice of such failure.
          (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series if
     (1) the Trustee is trustee under this Indenture with respect to the Outstanding Securities of any series other than that series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture; provided that there shall be excluded from the operation of this paragraph this Indenture with respect to the Securities of any series other than that series, the obligations of the Company as guarantor of the Term Bonds Due 1991, 1996 and 2011 issued under the Collateral Trust Indenture Dated as of March 15, 1986, Among National Cooperative Services, as Issuer, Deseret Generation & Transmission Co-operative, the Company, as Guarantor and the Trustee, as Collateral Indenture Trustee as evidenced by the Guaranty Agreement dated as of March 15, 1986 between the Company and the Trustee, as Collateral Indenture Trustee or any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if
     (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under TIA, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of TIA that differences exist between the provisions of this Indenture with respect to Securities of that series and one or more other series or the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of that series and such other series or under such other indenture or indentures, or
     (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to the Securities of that series and such other series or such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of that series and such other series or under such other indenture or indentures;
     (2) the Trustee or any of its directors or executive officers is an obligor upon the Securities or an underwriter for the Company;
     (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;
     (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company;

(ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Subsection, to act as trustee, whether under an indenture or otherwise;
     (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;
     (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;
     (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;
     (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or

     (9) the Trustee owns, on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15 in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of the principal of, or premium, if any, or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection.
          The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.
          For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be “in default” when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.
     (d) For the purposes of this Section:
     (1) The term “underwriter”, when used with reference to the Company, means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.
     (2) The term “director” means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.
     (3) The term “person” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term “trust” shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.
     (4) The term “voting security” means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.
     (5) The term “Company” means any obligor upon the Securities.
     (6) The term “executive officer” means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.
          (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:
     (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.
     (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.
     (3) The term “amount”, when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.
     (4) The term “outstanding” means issued and not

held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:
     (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;
     (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;
     (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and
     (iv) securities held in escrow if placed in escrow by the issuer thereof;
provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.
     (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided further that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.
          SECTION 609. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
          SECTION 610. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.
          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered, to the Trustee and to the Company.
          (d) If at any time:
     (1) the Trustee shall fail to comply with Section 608(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (2) the Trustee for a series shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder of Securities of such series, or

     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and such successor Trustee or Trustees shall comply with the applicable requirement of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing a written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities of such series as their names appear in the Security Register and to the Holders of Bearer Securities of such series in the manner set forth in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities or such series and the address of its Corporate Trust Office.
          SECTION 611. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees cotrustees of the same trust and that such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
          SECTION 612. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the sane effect as if such successor Trustee had itself authenticated such Securities.
          SECTION 613. Preferential Collection of Claims Against Company. (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and Coupons, if any, and the holders of other indenture securities, as defined in Subsection (c) of this Section:
     (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and
     (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.
Nothing herein contained, however, shall affect the right of the Trustee:
     (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;
     (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four-month period;
     (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within four months; or
     (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.
          For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.
          If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders of Securities and Coupons and the holders of other indenture securities in such manner that the Trustee, the Holders of Securities and Coupons and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders of Securities and Coupons and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders of Securities and Coupons and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.
          Any Trustee which has resigned or been removed after the beginning of such four-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:
     (i) the receipt of property or reduction of claim, which would have given rise to the obligations to account, if such Trustee had continued as Trustee, occurred after the beginning of such four-month period; and
     (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.
          (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:
     (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;
     (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;
     (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;
     (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Subsection (c) of this Section;
     (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

     (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.
     (c) For the purposes of this Section only:
     (1) the term “default” means any failure to make payment in full of the principal of (or premium, if any) or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;
     (2) the term “other indenture securities” means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;
     (3) the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;
     (4) the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;
     (5) the term “Company” means any obligor upon the Securities; and

     (6) the term “Federal Bankruptcy Act” means the Bankruptcy Act or Title 11 of the United States Code.
          SECTION 614. Judgment Currency. If for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security or Coupon, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security or Coupon, then such conversion shall be made at the Conversion Rate (as defined below) as in effect on the date the Company shall make payment to any person in satisfaction of such judgment. If pursuant to any such judgment, conversion shall be made on a date other than the date payment is made and there shall occur a change between such Conversion Rate and the Conversion Rate as in effect on the date of payment, the Company agrees, to the extent permitted by law, to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is the amount in such other currency or currency unit which, when converted at the Conversion Rate as in effect on the date of payment or distribution, is the amount then due hereunder or under such Security or Coupon. Any amount due from the Company under this Section 614, to the extent permitted by law, shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security or Coupon so that in any event the Company’s obligations hereunder or under such Security or Coupon will be effectively maintained as obligations in such currency or currency unit. In no event, however, shall the Company be required to pay more in the currency or currency unit stated to be due hereunder or under such Security or Coupon.
          For purposes of this Section 614, “Conversion Rate” shall mean the spot rate at which in accordance with normal banking procedures the currency or currency unit into which an amount due hereunder or under any Security or Coupon is to be converted could be purchased with the currency or currency unit due hereunder or under any Security or Coupon from major banks located in New York, London or any other principal market for such purchased currency or currency unit.
          SECTION 615. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation having a combined capital and surplus of not less than the equivalent of $50,000,000 and subject to supervision or examination by Federal or State authority or the equivalent foreign authority, in the case of an Authenticating Agent who is not organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.
          If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
          This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

[full name of Trustee]

As Trustee

By
As Authenticating Agent

By
Authorized [Officer] [Signatory]

          If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment or other place where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent (which may be an Affiliate of the Company if eligible to be appointed as an Authenticating Agent hereunder) having an office in such Place of Payment or other place designated by the Company with respect to such series of Securities.
ARTICLE SEVEN
Holders’ Lists and Reports by Trustee and Company
          SECTION 701. Company To Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:
     (a) semiannually, between January 15 and January 30, inclusive, and between July 15 and July 30, inclusive, in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of each series of Registered Securities, in each case as of a date not more than 15 days prior to the time such list is furnished, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content, such list to be dated as of a date not more than 15 days prior to the time such list is furnished, and
     (c) such information concerning the Holders of Bearer Securities which is known to the Company; provided, however, that the Company shall have no obligation to investigate any matter relating to any Holder of a Bearer Security or a Coupon;
notwithstanding the foregoing subsections (a) and (b), so long as the Trustee is the Security Registrar with respect to a particular series of Securities, no such list shall be required to be furnished in respect of such series.
          SECTION 702. Preservation of Information; Communications to Security Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities of each series (i) contained in the most recent list furnished to the Trustee as provided in Section 701, (ii) received by the Trustee in its capacity as Security Registrar (if it is then serving as such); and (iii) filed with it within the two preceding years. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished, and may destroy any information filed with it two years after such filing.
          (b) If three or more Holders of Securities of any series (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of such series with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either
     (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or
     (ii) inform such applicants as to the approximate number of Holders of Securities of such series whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Security Holders the form of proxy or other communications, if any, specified in such application.
          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of such series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the

Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender, otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
          (c) Every Holder of Securities or Coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 702(b), regardless of the source form which such information was derived, and that the Trustee shall not held accountable by reason of mailing any material pursuant to a request made under Section 702(b).
          SECTION 703. Reports by Trustee. (a) Within 60 days after May 15 in each year, commencing with 1988, the Trustee shall transmit by mail to all Security Holders, as provided in Subsection (c) of this Section 703, a brief report dated as of such May 15 with respect to:
     (1) its eligibility under Section 609 and its qualifications under Section 608, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;
     (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities or any Coupons, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of 1% of the principal amount of the Securities Outstanding on the date of such report;
     (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613(b)(2), (3), (4) or (6);
     (4) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;
     (5) any additional issue of Securities which the Trustee has not previously reported; and
     (6) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.
          (b) The Trustee shall transmit by mail to all Security Holders, as provided in Subsection (c) of this Section 703, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, or any Coupons, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

          (c) Reports pursuant to this Section shall be transmitted by mail:
     (1) to all Holders of Registered Securities, as the names and addresses of such Holders appear in the Security Register;
     (2) to such Holders of Bearer Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for the purpose; and
     (3) except in the case of reports pursuant to Subsection (b) of this Section 703, to all Holders whose names and addresses have been received and preserved by the Trustee pursuant to Sections 701 and 702.
          (d) A copy of each such report shall, at the time of such transmission to Security Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, and also with the Commission. The Company will notify the Trustee when the Securities are listed on any stock exchange.
          SECTION 704. Reports by Company. The Company will
     (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and a periodic information, documents and reports which may be required pursuant to Section 13 of the Securities and Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit by mail to all Security Holders, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 703(c) with respect to reports pursuant to Section 703(a), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 704 as may be required by rules and regulations prescribed from time to time by the Commission.
ARTICLE EIGHT
Consolidation, Merger, Conveyance, Transfer or Lease
          SECTION 801. Company May Consolidate, etc., only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:
     (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;
     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both would become an Event of Default, shall have happened and be continuing; and

     (3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
          SECTION 802. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.
          SECTION 803. Limitation on Lease of Properties as Entirety. The Company shall not lease its properties and assets substantially as an entirety to any Person.
ARTICLE NINE
Supplemental Indentures
          SECTION 901. Supplemental Indentures Without Consent of Security Holders. Without the consent of the Holders of any Securities or Coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or
     (2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Securities or any Coupons, or to surrender any rights or power herein conferred upon the Company (and if such covenants or the surrender of such rights or powers are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series); or
     (3) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; to change or eliminate any restrictions on the manner or place of payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations (to the extent permitted by law); provided that any such addition or change shall not adversely affect the interests of the Holders of Securities of any series or any related Coupons in any material respect; or
     (4) to provide for the creation of any series of Securities as provided in Article Three and to establish the form or terms of any series as permitted by Sections 201 and 301; or
     (5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interest of the Holders of the Securities of any series or any related Coupons in any material respect; or
     (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to continue the qualification of this Indenture (including any supplemental indenture) under TIA, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by TIA, excluding, however, the provisions referred to in Section 316(a)(2) of TIA as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or

     (7) to add any additional Events of Default with respect to all or any series of the Securities (and, if such Event of Default is applicable to less than all series of Securities specifying the series to which such Event of Default is applicable); or
     (8) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is adversely affected by such change in or elimination of such provision; or
     (9) to provide for the issuance of uncertificated Securities of one or more series in addition to or in place of certificated Securities; or
     (10) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or
     (11) if allowed under applicable laws and regulations to permit payment in the United States of America (including any of the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction, of principal, premium or interest on Bearer Securities or Coupons, if any.
          SECTION 902. Supplemental Indentures With Consent of Security Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture (acting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities and any related Coupons of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the

Holder of each Outstanding Security or Coupon affected thereby:
     (1) change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any Security, or reduce the principal amount thereof or the rate of interest or method of determining interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin, currency, currencies or currency unit or units in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or
     (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or of certain defaults hereunder and their consequences) provided for in this Indenture, or
     (3) modify any of the provision of this Section, Section 508 or Section 1009, except to increase any such percentage or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the Holders of a specified percentage of the aggregate principal amount of Outstanding Securities of such series (which provision may be made pursuant to Section 301 without the consent of any Holder) or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby provided, however, that this, clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1009, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(10), or

     (4) change any obligation of the Company, with respect to Outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in Section 1002 for such series.
          Upon receipt by the Trustee of a Board Resolution or a copy of an appropriate record of an action pursuant to a Board Resolution together with such Resolution certified by the Secretary or an Assistant Secretary of the Company and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Holders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Section 903.
          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
          SECTION 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive (in addition to the opinion which the Trustee is entitled to receive pursuant to Section 303), and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or any such instrument which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.
          SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
          SECTION 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.
          SECTION 906. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
ARTICLE TEN
Covenants
          SECTION 1001. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Securities and Coupons, if any, that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities and Coupons, if any, of that series in accordance with the terms of the Securities and Coupons, if any, of such series and this Indenture.
          SECTION 1002. Maintenance of Office or Agencies. If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related Coupons may be presented or surrendered for payment in the circumstances described in the last sentence of this paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Securities of that series pursuant to Section 1010); provided, however, that if the Securities of that series are listed on The International Stock Exchange of Great Britain and Northern Ireland plc, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located in Europe, an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee and the Holders of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Bearer Securities of that series pursuant to Section 1010) at the London office of the Trustee (or an agent with a London office appointed by the Trustee and acceptable to the Company), and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands. No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of and any premium and interest on any Bearer Security (including any additional amounts payable on Securities of such series pursuant to Section 1010) shall be made at the office of the Company’s Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.
          The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes.
          SECTION 1003. Money for Securities Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
          All moneys deposited with the Trustee or with any Paying Agent for the purpose of paying the principal of or premium or interest on Securities of any series shall be deposited and held in trust for the benefit of the Holders of such series entitled to such principal, premium or interest, subject to the provisions of this Section.
          The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities or Coupons of that series) in making of any payment of principal (and premium, if any) or interest on the Securities of that series; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or relevant Coupon shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense and at the direction of the Company cause to be published once, in Authorized

Newspapers in each Place of Payment of such Security, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
          SECTION 1004. Maintenance of Corporate Existence. Subject to Article Eight, the Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in this Indenture; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Securities or any Coupons.
          SECTION 1005. Maintenance of Books of Record and Account; Financial Statements of Company. The Company will keep proper books of record and account in which full and correct entries will be made of its transactions in accordance with generally accepted accounting principles. Upon the written request of the Trustee, the Company will permit the Trustee and its agents, auditors, attorneys and counsel, at all reasonable times, to examine all the books of record and account of the Company and to take copies and extracts therefrom. The Company will from time to time furnish, or cause to be furnished, to the Trustee such information and statements as it may reasonably request with respect to the performance or observance by the Company of the covenants, conditions and obligations contained in this Indenture.
          The Company will deliver to the Trustee within 120 days after the expiration of each fiscal year of the Company an operating statement for such fiscal year and a balance sheet of the Company as of the last day of such fiscal year. Such operating statements and balance sheets shall set forth in reasonable detail the results of operations and the financial condition of the Company and shall be accompanied by the certificate or opinion of the independent accountants who have audited the books of the Company for such fiscal year; provided that to the extent any report filed by the Company with the Trustee pursuant to Section 704 satisfies the provisions of this paragraph, no additional statement need be filed.

          SECTION 1006. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
          SECTION 1007. Restriction on Indebtedness. The Company will not incur any Superior Indebtedness, or make any optional prepayment on any Capital Term Certificate, if, after giving effect thereto, (x) on the date of such incurrence or making of optional prepayment (the determination date) the aggregate principal amount of Superior Indebtedness then outstanding, less a principal amount of Superior Indebtedness equal to the principal amount of Government or Government Insured Obligations held by the Company (whether or not pledged to secure the Company’s Collateral Trust Bonds), exceeds 20 times the sum of (i) the aggregate principal amount of Capital Term Certificates outstanding on the determination date and (ii) the aggregate amount of Members’ equity in the Company, other than Capital Term Certificates, on the determination date or (y) on any given future date the aggregate principal amount of Superior Indebtedness outstanding on the determination date which will remain outstanding on such given future date, less a principal amount of Superior Indebtedness equal to the principal amount of Government or Government Insured Obligations held by the Company on the determination date which will remain outstanding on such given future date will exceed 20 times the sum of (i) the aggregate principal amount of Capital Term Certificates outstanding on the determination date which will remain outstanding on such given future date and (ii) the aggregate amount of Members’ equity in the Company, other than Capital Term Certificates, on the determination date. The respective principal amounts of Superior Indebtedness, Capital Term Certificates and Government or Government Insured Obligations to be outstanding on such given future date shall be determined after giving effect to mandatory sinking fund payments, other mandatory prepayments and serial and other maturity payments required to be made on or prior to said given future date by the terms of such Superior Indebtedness, Capital Term

Certificates and Government or Government Insured Obligations or any indenture or other instrument pursuant to which they are respectively issued. For the purposes of this Section “Government or Government Insured Obligations” shall mean (A) obligations of the United States of America or any agency thereof issued to promote the purposes of the Rural Electrification Act of 1936, as from time to time in effect, or any similar Act hereafter enacted by the Congress of the United States of America and (B) obligations of Members which are guaranteed or insured by the United States of America or any agency thereof.
          SECTION 1008. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a written statement signed by the Governor, Chairman of the Board, Vice Chairman of the Board, the President, the Finance Officer or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of the Company, stating, as to each signer thereof, that
     (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision and
     (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.
          Forthwith upon any officer of the Company obtaining information causing him to believe there exists a default in the performance, or breach, of any covenant of the Company contained in Section 1007 the Company will deliver to the Trustee an Officers’ Certificate specifying the nature, status and period of existence thereof.
          SECTION 1009. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1004 to 1007, if before or after the time for such compliance the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby shall, by Act of Holders of such Securities (acting as one class), either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
          SECTION 1010. Additional Amounts. If the Securities of a series provide for the payment of additional amounts, the Company will pay to the Holder of any Security of such series or any Coupon appertaining thereto additional amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related Coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.
          If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related Coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or Coupons and the Company will pay to the Trustee or such Paying Agent the additional amounts required by this

Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.
ARTICLE ELEVEN
Redemption of Securities
          SECTION 1101. Applicability of Article. Securities (including any Coupons) of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities (including any Coupons) of any series) in accordance with this Article.
          SECTION 1102. Election To Redeem; Notice to Trustee. The election of the Company to redeem any Securities (including any Coupons) shall be evidenced by a Board Resolution or by an action taken pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities (including any Coupons) of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities (including any Coupons) to be redeemed and the series thereof. In the case of any redemption of Securities (including any Coupons) prior to the expiration of any restriction on such redemption provided in the terms of such Securities (including any Coupons) or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.
          SECTION 1103. Selection by Trustee of Securities To Be Redeemed. If less than all the Securities (including any Coupons) of any series are to be redeemed, the particular Securities (including any Coupons) to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities (including any Coupons) of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denominations for Securities (including any Coupons) of that series or any integral multiple thereof) of the principal amount of Securities (including any Coupons) of such series of a denomination larger than the minimum authorized denomination for Securities (including any Coupons) of that series.
          The Trustee shall promptly notify the Company in writing of the Securities (including any Coupons) selected for redemption and, in the case of any Securities (including any Coupons) selected for partial redemption, the principal amount thereof to be redeemed.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities (including any Coupons) shall relate, in the case of any Securities (including any Coupons) redeemed or to be redeemed only in part, to the portion of the principal of such Securities (including any Coupons) which has been or is to be redeemed.
          SECTION 1104. Notice of Redemption. Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, as provided in Section 106.
          Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the Place or Places of Payment, that the Securities of such series are being redeemed at the option of the Company pursuant to provisions contained in the terms of the Securities of such series or in a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption, that on the Redemption Date the Redemption Price will become due and payable upon each Security redeemed, that payment will be made upon presentation and surrender of the applicable Securities, that all Coupons, if any, maturing subsequent to the date fixed for redemption shall be void, that any interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said Redemption Date any interest thereon or on the portions to be redeemed will cease to accrue. If less than all the Securities of any series are to be redeemed the notice of redemption shall specify the numbers of the Securities of such series to be redeemed, and, if only Bearer Securities of any series are to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities, the last date on which exchanges of such Bearer Securities for Registered Securities may be made.
          In case any Security of any series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Security and any Coupons appertaining thereto, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof and with appropriate Coupons will be issued, or, in the case of Registered Securities providing appropriate space for such notation, at the option of the Holders, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.
          Notice of redemption of Securities and Coupons, if any, to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
          SECTION 1105. Deposit of Redemption Price. On or before (but at least one Business Day in the Place of Payment in the case of payments not in Dollars) the opening of business on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the relevant currency (or a sufficient number of currency units, as the case may be) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities and Coupons, if any, which are to be redeemed on that date.
          SECTION 1106. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the Coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of such Securities for redemption, together with all Coupons, if any, appertaining thereto maturing after the Redemption Date, in accordance with said notice, such Security shall be paid by the Company at the Redemption Price. Such payments on Registered Securities shall, however, be exclusive (unless otherwise specified as contemplated by Section 301), of installments of interest maturing on or prior to the Redemption Date which installments shall be payable to the Holders of such Securities or one or more Predecessor Securities, registered as such on the relevant Record Dates, or otherwise according to their terms and the provisions of Section 307; provided, however, that installments of interest on Bearer Securities with a Stated Maturity on or before the Redemption Date shall be payable only upon presentation and surrender of Coupons for such interest unless otherwise specified as contemplated by Section 301 (at an office or agency located outside the United States except as otherwise provided in Section 1002).
          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.
          If the Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them harmless or there may be deducted from the Redemption Price paid to such Holder the amount of such missing Coupons. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by Coupons shall be payable only as provided in Section 1002 and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those Coupons.
          SECTION 1107. Securities Redeemed in Part. Any Security (including any Coupons appertaining thereto) of any series which is to be redeemed only in part shall be surrendered at the Place of Payment for Securities of such series (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute, and the Trustee authenticate and deliver to the Holder of such Security a new Security (including any Coupons appertaining thereto) or Securities of the same series and Stated Maturity, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security (including any Coupons appertaining thereto) so surrendered.
ARTICLE TWELVE
Meetings of Holders of Securities
          SECTION 1201. Purposes for Which Meetings May Be Called. If Securities of a series are issuable as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.
          SECTION 1202. Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1201, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London, as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
          (b) In case at any time the Company, by or pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1201, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, the City of New York or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.
          SECTION 1203. Persons Entitled To Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives to the Trustee and its counsel and any representatives of the Company and its counsel.
          SECTION 1204. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1202(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any such further adjourned meeting, the Persons entitled to vote 25% in aggregate principal amount of the Outstanding Securities of such series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice for the reconvening of an adjourned meeting which was adjourned for a lack of a quorum shall state expressly the percentage, as provided above, to the principal amount of the Outstanding Securities of such series which shall constitute a quorum.
          Except as limited by the proviso to Section 902, and subject to the provisions described in the next succeeding paragraph, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the lesser of (i) the Holders of a majority in principal amount of the Outstanding Securities of that series and (ii) 66-2/3% in principal amount of Outstanding Securities of such series represented and voting at such meeting or adjourned meeting; provided; however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the lesser of (i) the Holders of such specified percentage in principal amount of the Outstanding Securities of that series and (ii) a majority in principal amount of Outstanding Securities of such series represented and voting at such meeting or adjourned meeting. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related Coupons, whether or not present or represented at the meeting.
          With respect to any consent, waiver or other action which this Indenture expressly provides may be given by the Holders of a specified percentage of Outstanding Securities of all series affected thereby (acting as one class), only the principal amount of Outstanding Securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present, held in accordance with this Section, and voting in favor of such action, shall be counted for purposes of calculating the aggregate principal amount of Outstanding Securities of all series affected thereby favoring such action.
          SECTION 1205. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature or the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holder of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.
          (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1202(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.
          (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 (or the equivalent thereof) principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.
          (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1202 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.
          SECTION 1206. Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1202 and, if applicable, Section 1204. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of, the matters therein stated.
ARTICLE THIRTEEN
Sinking Funds
          SECTION 1301. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities (including any Coupons) of a series except as otherwise specified as contemplated by Section 301 for Securities (including any Coupons) of such series.
          The minimum amount of any sinking fund payment provided for by the terms of Securities (including any Coupons) of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities (including any Coupons) of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities (including any Coupons) of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1302. Each sinking fund payment shall be applied to the redemption of Securities (including any Coupons) of any series as provided for by the terms of Securities (including any Coupons) of such series.

          SECTION 1302. Satisfaction of Sinking Fund Payments with Securities. The Company (1) may deliver Outstanding Securities (including any Coupons) of a series (other than any previously called for redemption) and (2) may apply as a credit Securities (including any Coupons) of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities (including any Coupons) or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities (including any Coupons); in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities (including any Coupons) of such series required to be made pursuant to the terms of such Securities (including any Coupons) as provided for by the terms of such series; provided that such Securities (including any Coupons) have not been previously so credited. Such Securities (including any Coupons) shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities (including any Coupons) for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
          SECTION 1303. Redemption of securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities (including any Coupons), the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities (including any Coupons) of that series pursuant to Section 1302 and will also deliver to the Trustee any Securities (including any Coupons) to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities (including any Coupons) to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities (including any Coupons) shall be made upon the terms and in the manner stated in Section 1106 and 1107.

ARTICLE FOURTEEN
Sundry Provision
          SECTION 1401. Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,

by

Attest:

CHEMICAL BANK, as Trustee,

	By	/s/ T. J. Foley

Attest:

/s/

DISTRICT OF COLUMBIA ,	)
	)	ss.:
COUNTY OF ,	)
          On the            day of                 19   , before me personally came                     , to me known, who, being by me duly sworn, did depose and say that he is                                          of NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION the cooperative association described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

Notary Public

STATE OF NEW YORK,	)
	)	ss.:
COUNTY OF NEW YORK,	)
          On the 13th day of January 1988, before me personally came t. j. foley, to me known, who, being by me duly sworn, did depose and say that he is Vice President of CHEMICAL BANK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Frank S. Feczko
Notary Public

FRANK S. FECZKO
Notary Public, State of New York
No. 41-4861375
Qualified in Queens County
Certificate filed in New York County
Commission Expires June 2, 1988

121

ARTICLE FOURTEEN
Sundry Provision
          SECTION 1401. Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,

	by	/s/ Charles B. Gill

Attest:
/s/

CHEMICAL BANK, as Trustee,

By

Attest:

DISTRICT OF COLUMBIA ,	)
	)	ss.:
COUNTY OF ,	)
          On the 27th day of January 1988, before me personally came Charles B. Gill, to me known, who, being by me duly sworn, did depose and say that he is Governor of NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION the cooperative association described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/
Notary Public
any commission Expires November 30, 1992

STATE OF ,	)
	)	ss.:
COUNTY OF ,	)
          On the            day of                      19   , before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that he is Governor of CHEMICAL BANK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

Notary Public

EXHIBIT A
(FORMS OF CERTIFICATION)
EXHIBIT A.1
(FORM OF CERTIFICATE TO BE GIVEN BY
PERSON ENTITLED TO RECEIVE BEARER SECURITY)
CERTIFICATE
NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION
(Insert title or sufficient description
of Securities to be delivered)
          This is to certify that the above-captioned Securities are not being acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States, or, if a beneficial interest in the Securities is being acquired by a United States person, that such United States person is a financial institution as defined in Section 1.165-12(c)(1)(v) of the United States Treasury regulations, or is acquiring through a financial institution and that the Securities are held by a financial institution that has agreed to comply with the requirements of Section 165 (j)(3)(A), (B) or (C) of the Internal Revenue Code of 1966 and the regulations thereunder and that it is not purchasing for offer to resell or for resale inside the United States.
          As used herein, “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and “United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.
          We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on the

2

date of delivery of the above-captioned Securities in bearer form as to all of such Securities.
          We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.
Dated:                     , 19 ___
[To be dated on or after                     , 19 (the date
determined as provided in the
Indenture) ]

[Name of Person Entitled to Receive Bearer Security]
(Authorized Signatory)
Name:
Title:

EXHIBIT A.2
[FORM OF CERTIFICATE TO BE GIVEN BY EURO-CLEAR
AND CEDEL S.A. IN
CONNECTION WITH THE EXCHANGE OF A PORTION OF A
TEMPORARY GLOBAL SECURITY]
CERTIFICATE
NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION
[Insert title or sufficient description
of Securities to be delivered]
          This is to certify with respect to $                     principal amount of the above-captioned Securities (i) that we have received from each of the persons appearing in our records as persons entitled to a portion of such principal amount (our “Qualified Account Holders”) a certificate with respect to such portion substantially in the form attached hereto, and (ii) that we are not submitting herewith for exchange any portion of the temporary global Security representing the above-captioned Securities excepted in such certificates.
          We further certify that as of the date hereof we have not received any notification from any of our Qualified Account Holders to the effect that the statements made by such Qualified Account Holders with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.
Date:                     , 19
[To be dated no earlier than the
Exchange Date]

[MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS OFFICE, as Operator of the Euro-clear System] [CEDEL S.A.]
By

EXHIBIT A.3
[FORM OF CERTIFICATE TO BE GIVEN BY EURO-CLEAR
AND CEDEL S.A. TO OBTAIN
INTEREST PRIOR TO AN EXCHANGE DATE]
CERTIFICATE
NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION
[Insert title or sufficient
description of Securities]
          We confirm that the interest payable on the Interest Payment Date on [Insert Date] will be paid to each of the persons appearing in our records as being entitled to interest payable on such date from whom we have received a written certification, dated not earlier than such Interest Payment Date, substantially in the form attached hereto. We undertake to retain certificates received from our member organizations in connection herewith for four years from the end of the calendar year in which such certificates are received.
          We undertake that any interest received by us and not paid as provided above shall be returned to the Trustee for the above Securities immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid by such Trustee to the above issuer at the end of two years after such Interest Payment Date.
Date:                     , 19
[To be dated on or after the
relevant Interest Payment Date]

[MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS OFFICE, as Operator of the Euro-clear System] [CEDEL S.A.]
By

EXHIBIT A.4
[FORM OF CERTIFICATE TO BE GIVEN BY BENEFICIAL OWNERS
TO OBTAIN INTEREST PRIOR TO AN EXCHANGE DATE]
CERTIFICATE
NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION
[Insert title or sufficient
description of Securities)
          This is to certify that as of the Interest Payment Date on [Insert Date] and except as provided in the third paragraph hereof, none of the above-captioned Securities held by you for our account was beneficially owned by a United States person or for offer to resell or for resale to a United States person or, if any of such Securities held by you for our account were beneficially owned by a United States person, such United States person is a financial institution within the meaning of Section 1.165-12(c)(1)(v) of the United States Treasury Regulations located outside the United States purchasing for its own account or for the account of a customer that agrees to comply with the requirements of Section 165(j)(3)(A),(B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder.
          As used herein, “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and “United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.
          This certificate excepts and does not relate to U.S. $                     principal amount of the above-captioned Securities appearing in your books as being held for our account as to which we are not yet able to certify and as to which we understand interest cannot be credited unless and until we are able so to certify.
          We understand that this certificate may be required in connection with certain tax legislation in the

United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.
Date:                     , 19
[To be dated on or after
the 15th day before the
relevant Interest Payment Date]

[Name of Person Entitled to Receive Interest]

(Authorized Signature)
Name:
Title:

EXHIBIT A.5
[Form of Confirmation To Be Sent to
Purchasers of Bearer Securities]
          By your purchase of the securities referred to in the accompanying confirmation (the “Securities”):
          You represent that you are not a United States person other than a financial institution as defined in Section 1.165-12(c)(1)(v) of the United States Treasury Regulations located outside the United States purchasing for own account or for the account of a customer that agrees to comply with Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986 and the regulations thereunder and are not purchasing the Securities for the account of any United States person other than such a financial institution.
          If you are a dealer, (a) you also represent that you have not offered, sold or delivered, and agree that you will not offer, sell, resell or deliver, any of such Securities, directly or indirectly, in the United States or to any United States person other than such a financial institution, and (b) you agree that you will deliver to all purchasers of such Securities from you a written statement in this form.
          As used herein, “United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction and “United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof and an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

EXHIBIT 4.3
[Conformed Copy]
INSTRUMENT
OF
RESIGNATION, APPOINTMENT AND ACCEPTANCE
among
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION,
CHEMICAL BANK,
Resigning Trustee, Security Registrar and Paying Agent,
HARRIS TRUST AND SAVINGS BANK,
Successor Trustee
and
HARRIS TRUST COMPANY OF NEW YORK,
Successor Security Registrar and Paying Agent

Dated as of October 1, 1993

          INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of October 1, 1993, by and among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association (the “Company”), CHEMICAL BANK, a New York banking corporation (“Chemical’), HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation (“Harris”) and HARRIS TRUST COMPANY OF NEW YORK, a New York banking corporation (“Harris New York”).
WITNESSETH:
          WHEREAS, the Company and Chemical are parties to that certain Indenture, dated as of December 15, 1987, between the Company and Chemical, as amended by a First Supplemental Indenture, dated as of October 1, 1990 (the “Indenture”); and
          WHEREAS, Section 610 of the Indenture provides that the Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company; and
          WHEREAS, Chemical has given written notice to the Company that it will resign as Trustee, Security Registrar and Paying Agent under the Indenture with respect to each series of Securities issued thereunder as of October 1, 1993; and
          WHEREAS, the Company wishes to appoint Harris as successor Trustee under the Indenture with respect to each series of Securities issued thereunder, Harris is qualified and eligible to act as Trustee under the Indenture and to succeed Chemical, and Harris wishes to accept appointment as successor Trustee under the Indenture; and
          WHEREAS, the Company wishes to appoint Harris New York as Security Registrar and Paying Agent under the Indenture and as its agency for certain other purposes under the Indenture;
          NOW, THEREFORE, in consideration of the premises, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby declared and agreed among the Company, Chemical, Harris and Harris New York as follows:
          1. Resignations of Chemical. Effective as of the opening of business on the date hereof, Chemical resigns as Trustee, as Security Registrar and as Paying Agent under the Indenture with respect to each series of Securities issued under the Indenture, and the Company accepts the resignations of Chemical from such positions under the Indenture.
          2. Appointment of Harris as Successor Trustee. The Company, in the exercise of the authority vested in it by Section 610 (e) of the Indenture and pursuant to a Board Resolution,

appoints Harris as successor Trustee under the Indenture with respect to each series of Securities now or hereafter issued under the Indenture, to fill the vacancy created by the resignation of Chemical. Such appointment shall be effective as of the opening of business on the date hereof and shall become permanent unless the Holders of a majority in principal amount of the Outstanding Securities of each series shall appoint a superseding Trustee within one year after the date hereof.
          3. Acceptance of Appointment by Harris. Harris accepts its appointment as successor Trustee under the Indenture, effective as of the opening of business on the date hereof, and assumes the rights, powers, trusts and duties conferred or imposed upon the Trustee under the Indenture, with like effect as if originally named as Trustee therein. Harris undertakes to perform only such duties of the Trustee as are specifically set forth in the Indenture, and no implied covenants or obligations shall be read into the Indenture or this instrument against Harris.
          4. Qualification and Eligibility of Harris. Harris represents that it is a banking corporation duly organized and validly existing under the laws of the State of Illinois, authorized under such laws to exercise corporate trust powers, and is otherwise eligible under the provisions of Section 610 of the Indenture and applicable law to be appointed as successor Trustee thereunder.
          5. Confirmation and Assignment. Chemical confirms, assigns, transfers and sets over to Harris, its successors and assigns, as Chemical’s successor in trust under the Indenture, all of its rights, powers, trusts and duties with respect to the Securities of each series Outstanding as of the date hereof, and assigns and transfers to Harris as successor Trustee (and promptly after the execution hereof will deliver to Harris) any and all property and money held by Chemical as Trustee under the Indenture. Chemical represents that it has made no advances for the reimbursement of which it claims or may claim a lien or charge prior to the Securities, or any Coupons, on property or funds held or collected by it as Trustee.
          6. Appointment of Security Registrar, Paying Agent, Etc. The Company appoints Harris New York as Security Registrar and Paying Agent for the Securities of each series now Outstanding under the Indenture and as the agency of the Company in the Borough of Manhattan, The City of New York, where Registered Securities of any series may be presented, or surrendered for payment, where Registered Securities of any series may be surrendered for registration of transfer, where Securities of any series may be surrendered for exchange, where notices and demands to or upon the Company in respect of Securities of any series and this Indenture may be served and where Bearer Securities of any

2

series and related Coupons may be presented or surrendered for payment (subject to the conditions set forth in Section 1002 of the Indenture).
          7. Acceptance of Appointments by Harris New York. Harris New York accepts appointment as Security Registrar and as Paying Agent of the Company under the Indenture and as the agency of the Company for the purposes specified in Section 6 above. Harris New York agrees with Harris, as Trustee under the Indenture, that it will:
               (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of each series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as in the Indenture provided;
               (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities or Coupons of any series) in making of any payment of principal (and premium, if any) or interest on the Securities of any series; and
               (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by Harris New York as Paying Agent.
          8. Notice to Holders. The Company, as soon as practicable following the date hereof, will cause a notice in substantially the form annexed hereto as Appendix A to be given by mailing a copy thereof by first class mail, postage prepaid, to the Holders of Registered Securities of each series as their names appear in the Security Register.
          9. Board Resolutions. As evidence of the acceptance of the resignations of Chemical as Trustee, Security Registrar and Paying Agent, of the appointment of Harris as successor Trustee, and of the appointment of Harris New York as successor Security Registrar and Paying Agent under the Indenture, the Company shall deliver to Chemical, Harris and Harris New York certified Board Resolutions accepting such resignations and providing for such appointments.
          10. Representations of the Company. The Company represents and warrants that:
               (a) the Company has been duly organized as a cooperative association and is validly existing and in good standing under the laws of the District of Columbia;

3

               (b) the Company has the corporate power and authority to execute and deliver this instrument, all corporate action on the Company’s part required for the authorization, execution and delivery of this instrument has been taken, and this instrument constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;
               (c) the Indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;
               (d) the Securities of each series Outstanding as of the date hereof were duly authorized, executed and delivered by the Company and are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and
               (e) no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Indenture.
          11. Further Assurances. Each party hereto agrees, upon reasonable request of any of the other parties, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required for more fully and certainly vesting in and confirming to Harris all the rights, powers, trusts and duties of the Trustee under the Indenture.
          12. Company’s Continuing Obligations to Chemical. The Company’s obligations to Chemical under Section 607(3) of the Indenture shall survive the resignation of Chemical as Trustee thereunder, and nothing contained in this instrument shall in any way affect such continuing obligations of the Company.
          13. Counterparts. This instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.
          14. Defined Terms. Terms not otherwise defined in this instrument shall have the meanings ascribed thereto in the Indenture.
          15. Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of New York.

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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
[CORPORATE SEAL]	By:	/s/ Steven L. Lilly
Attest:

/s/ Richard B. Bulman

CHEMICAL BANK
[CORPORATE SEAL]	By:	/s/ John Generale
John Generale Vice President

Attest:

/s/ G. John Kirsch

HARRIS TRUST AND SAVINGS BANK
[CORPORATE SEAL]	By:	/s/ Amy Roberts

Attest:

/s/ Therese Gaballah

5

HARRIS TRUST COMPANY OF NEW YORK
[CORPORATE SEAL]	By:	/s/ Amy Roberts
Attest:

/s/ Therese Gaballah

6

Exhibit 4.1

STATE OF NEW YORK	)
) SS. :
COUNTY OF NEW YORK	)
          On this 22nd day of September, 1993, before me appeared G. John Kirsch, to me personally known, who, being duly sworn, did say that (s)he is a(n) Trust Officer of CHEMICAL BANK, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said G. John Kirsch acknowledged said instrument to be the free act and deed of said corporation.

/s/ James Foley
[NOTARIAL SEAL]	Notary Public

JAMES FOLEY Notary Public, State of New York No. 31-6348400 Qualified in New York County Commission Expires August 31, 1994

7

STATE OF NEW YORK	)
) SS. :
COUNTY OF NEW YORK	)
          On this 21st day of September, 1993, before me appeared Amy Roberts, to me personally known, who, being duly sworn, did say that (s)he is a(n) Assistant Vice President of HARRIS TRUST AND SAVINGS BANK, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Amy Roberts acknowledged said instrument to be the free act and deed of said corporation.

/s/ Antonio R. Alves
[NOTARIAL SEAL]	Notary Public

ANTONIO R. ALVES NOTARY PUBLIC, State of New York No. 41-4615119 Qualified in Queens County Term Expires January 31, 1994

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APPENDIX A
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION
NOTICE OF RESIGNATION OF TRUSTEE
AND
APPOINTMENT OF SUCCESSOR TRUSTEE
          NOTICE IS HEREBY GIVEN that CHEMICAL BANK has resigned as Trustee under the Indenture dated as of December 15, 1987, as amended (the “Indenture”) between National Rural Utilities Cooperative Finance Corporation (the “Company”) and Chemical Bank. The Company has appointed HARRIS TRUST AND SAVINGS BANK (“Harris”) as successor Trustee under the Indenture and Harris has accepted such appointment. The resignation of Chemical Bank and the appointment and acceptance of Harris were effective as of October 1, 1993.
          The address of the corporate trust office of the successor Trustee is:
Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60603
          The Company has appointed Harris Trust Company of New York as Security Registrar and Paying Agent for the Securities issued under the Indenture and as the agency of the Company in New York City where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or for exchange, and where notices and demands to or upon the Company in respect of Securities and the Indenture may be served. The address of the corporate trust office of the successor Security Registrar and Paying Agent is:
Harris Trust Company of New York
77 Water Street
New York, New York 10005
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION
October 1, 1993

A-1

TAB A